UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

SCOTT'S LIQUID GOLD-INC.

(Exact name of Registrant as Specified in Its Charter)

Colorado	001-13458	84-0920811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 E. Crescent Parkway Suite 450
Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 373-4860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Alpha Skin Care Assets

Effective June 30, 2023, Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), and Neoteric Cosmetics, Inc., a Colorado corporation and wholly owned subsidiary of the Company ( “Neoteric”), entered into an Asset Purchase Agreement (the “Alpha Purchase Agreement”) with Alpha Skin LLC, a limited liability company organized and existing under the laws of the State of New York (the “Alpha Buyer”), pursuant to which Neoteric and the Company agreed to sell to the Alpha Buyer all of their respective rights, title and interests in and to certain assets of the Alpha® Skin Care product line (the “Alpha Skin Care Business”), together with certain obligations and liabilities relating to the Alpha Skin Care Business (the “Alpha Asset Sale”). The transactions contemplated by the Alpha Purchase Agreement are subject to customary conditions and closing deliveries by both Neoteric and the Alpha Buyer. The Alpha Purchase Agreement can be terminated by Neoteric if the Alpha Asset Sale is not closed by July 31, 2023. The Alpha Buyer paid $0.5 million upon execution of the Alpha Purchase Agreement, with an additional $2.2 million due at closing.

Sale of BIZ Assets

Effective June 30, 2023, the Company and SLG Chemicals, Inc., a Colorado corporation and wholly owned subsidiary of the Company (“SLG”), entered into an Asset Purchase Agreement (the “BIZ Purchase Agreement”) with Commercial Brands LLC, a limited liability company organized and existing under the laws of the State of Texas (the “BIZ Buyer”), pursuant to which SLG and the Company agreed to sell to the BIZ Buyer all of their respective rights, title and interests in and to certain assets of the BIZ® product line (the “BIZ Business”), together with certain obligations and liabilities relating to the BIZ Business. The transactions contemplated by the BIZ Purchase Agreement were consummated onJuly 7, 2023 (the “BIZ Asset Sale”). The consideration due to SLG is $2.1 million, with $1.5 million paid upon execution of the BIZ Purchase Agreement, and the remaining amount payable subject to final adjustment based on actual inventory at the time of closing.

Item 1.02 Termination of a Material Definitive Agreement.

On July 7, 2023, the Company terminated its Loan Agreement dated November 9, 2021, with La Plata Capital, LLC (as amended, the “La Plata Loan Agreement”). The term loans under the La Plata Loan Agreement were paid in full on July 7, 2023.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The descriptions of the Alpha Asset Sale and the BIZ Asset Sale contained in Item 1.01 above are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT'S LIQUID GOLD-INC.

Date:	July 7, 2023	By:	/s/ David M. Arndt
David M. Arndt Chief Financial Officer